                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         TARGETED GENETICS CORPORATION,

                          TGC ACQUISITION CORPORATION

                                      AND

                            RGENE THERAPEUTICS, INC.

                           DATED AS OF APRIL 16, 1996

                                    CONTENTS

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                                                                                          PAGE
                                                                                          ----
ARTICLE I -- THE MERGER...............................................................    A-1
     1.1    The Merger................................................................    A-1
     1.2    The Closing...............................................................    A-1
     1.3    Effective Date and Time...................................................    A-1
     1.4    Certificate of Incorporation of the Surviving Corporation.................    A-2
     1.5    Bylaws of the Surviving Corporation.......................................    A-2
     1.6    Directors and Officers of the Surviving Corporation.......................    A-2
     1.7    Conversion of Shares......................................................    A-2
     1.8    Dissenting Shares.........................................................    A-2
     1.9    Exchange of Certificates..................................................    A-3
     1.10   No Fractional Shares......................................................    A-3
     1.11   No Further Transfers......................................................    A-3
     1.12   Merger Consideration......................................................    A-3
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................    A-5
     2.1    Organization..............................................................    A-5
     2.2    Enforceability............................................................    A-5
     2.3    Capitalization............................................................    A-5
     2.4    Subsidiaries and Affiliates...............................................    A-6
     2.5    No Approvals; No Conflicts................................................    A-6
     2.6    Financial Statements......................................................    A-6
     2.7    Absence of Certain Changes or Events......................................    A-7
     2.8    Taxes.....................................................................    A-9
     2.9    Property..................................................................    A-9
     2.10   Contracts.................................................................    A-10
     2.11   Claims and Legal Proceedings..............................................    A-10
     2.12   Labor and Employment Matters..............................................    A-10
     2.13   Employee Benefit Plans....................................................    A-11
     2.14   Patents, Trademarks, etc..................................................    A-12
     2.15   Corporate Books and Records...............................................    A-14
     2.16   Licenses, Permits, Authorizations, etc....................................    A-14
     2.17   Compliance With Laws......................................................    A-14
     2.18   Insurance.................................................................    A-14
     2.19   Brokers or Finders........................................................    A-15
     2.20   Absence of Questionable Payments..........................................    A-15
     2.21   Bank Accounts.............................................................    A-15
     2.22   Insider Interests.........................................................    A-15
     2.23   Full Disclosure...........................................................    A-15
     2.24   Exemption from HSR Act....................................................    A-16
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF TARGETED
                 AND ACQUISITION......................................................    A-16
     3.1    Organization..............................................................    A-16
     3.2    Enforceability............................................................    A-16
     3.3    Targeted Common Stock.....................................................    A-16
     3.4    No Approvals; No Conflicts................................................    A-16
     3.5    Capitalization............................................................    A-17
     3.6    SEC Documents.............................................................    A-17
     3.7    Exemption from HSR Act....................................................    A-17
     3.8    Subsidiaries and Affiliates...............................................    A-18
     3.9    Absence of Certain Changes or Events......................................    A-18


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
     3.10   Taxes.....................................................................    A-19
     3.11   Property..................................................................    A-20
     3.12   Contracts.................................................................    A-20
     3.13   Claims and Legal Proceedings..............................................    A-21
     3.14   Labor and Employment Matters..............................................    A-21
     3.15   Employee Benefit Plans....................................................    A-21
     3.16   Patents, Trademarks, etc..................................................    A-22
     3.17   Licenses, Permits, Authorizations, etc....................................    A-24
     3.18   Compliance With Laws......................................................    A-24
     3.19   Insurance.................................................................    A-24
     3.20   Brokers or Finders........................................................    A-24
     3.21   Absence of Questionable Payments..........................................    A-24
     3.22   Full Disclosure...........................................................    A-25
ARTICLE IV -- COVENANTS...............................................................    A-25
     4.1    Conduct of Business by the Company Pending the Merger.....................    A-25
     4.2    Conduct of Business by Targeted Pending the Merger........................    A-26
     4.3    Access to Information; Confidentiality....................................    A-26
     4.4    No Alternative Transactions...............................................    A-27
     4.5    Notification of Certain Matters...........................................    A-27
     4.6    Further Action; Reasonable Best Efforts...................................    A-27
     4.7    Publicity.................................................................    A-27
     4.8    Registration Statement....................................................    A-28
     4.9    Board of Directors........................................................    A-28
            Consulting Agreements; Scientific Advisory Board; Clinical Advisory
     4.10   Board.....................................................................    A-28
     4.11   Severance Agreements......................................................    A-28
     4.12   Conversion of Outstanding Bridge Loan.....................................    A-29
     4.13   Development of Technology.................................................    A-29
     4.14   Survival of Indemnification...............................................    A-29
     4.15   Company Stockholders' Meeting; Targeted Shareholders' Meeting.............    A-29
     4.16   Private Placement Memorandum..............................................    A-30
     4.17   Lock Up Agreements........................................................    A-30
     4.18   Investor Questionnaire....................................................    A-30
ARTICLE V -- CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUISITION
                AND TARGETED..........................................................    A-30
     5.1    Accuracy of Representations and Warranties................................    A-30
     5.2    Performance of Agreements.................................................    A-30
     5.3    Opinions of Counsel for the Company.......................................    A-30
     5.4    Company Stockholder Approval..............................................    A-31
     5.5    Targeted Shareholder Approval.............................................    A-31
     5.6    Resignations..............................................................    A-31
     5.7    Termination of Agreements.................................................    A-31
     5.8    Compliance Certificate....................................................    A-31
     5.9    Approvals and Consents....................................................    A-31
     5.10   Proceedings and Documents; Secretary's Certificate........................    A-31
     5.11   Compliance With Laws......................................................    A-31
     5.12   Legal Proceedings.........................................................    A-32
     5.13   Tax-Free Reorganization...................................................    A-32
     5.14   Delivery of Audited Financial Statements..................................    A-32
     5.15   Exercise or Cancellation of Options and Warrants..........................    A-32
     5.16   Consulting Agreements; Advisory Boards....................................    A-32

                                       ii
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
     5.17   Bridge Loans..............................................................    A-32
     5.18   University of Tennessee License Agreement.................................    A-32
ARTICLE VI -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY......................    A-32
     6.1    Accuracy of Representations and Warranties................................    A-33
     6.2    Performance of Agreements.................................................    A-33
     6.3    Opinion of Counsel........................................................    A-33
     6.4    Compliance Certificate....................................................    A-33
     6.5    Legal Proceedings.........................................................    A-33
     6.6    Approvals and Consents....................................................    A-33
     6.7    Compliance With Laws......................................................    A-33
     6.8    Tax-Free Reorganization...................................................    A-33
     6.9    Targeted Shareholder Approval.............................................    A-33
     6.10   Proceedings and Documents; Secretary's Certificate........................    A-34
ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER......................................    A-34
     7.1    Termination...............................................................    A-34
     7.2    Effect of Termination.....................................................    A-34
     7.3    Amendment.................................................................    A-34
     7.4    Waiver....................................................................    A-35
ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION..........................................    A-35
     8.1    Survival..................................................................    A-35
     8.2    Indemnification...........................................................    A-35
     8.3    Threshold and Limitations.................................................    A-35
     8.4    Procedure for Indemnification.............................................    A-36
     8.5    Escrow....................................................................    A-37
            8.5.1  Escrowed Shares....................................................    A-37
            8.5.2  Pledge.............................................................    A-37
            8.5.3  Release of Escrowed Shares.........................................    A-37
            8.5.4  Claims Procedure...................................................    A-38
            8.5.5  Voting.............................................................    A-38
            8.5.6  Merger or Recapitalization.........................................    A-38
            8.5.7  Taxation of Dividends..............................................    A-39
            8.5.8  Disposition of Escrowed Shares.....................................    A-39
     8.6    Remedies..................................................................    A-39
ARTICLE IX -- GENERAL.................................................................    A-39
     9.1    Expenses..................................................................    A-39
     9.2    Notices...................................................................    A-39
     9.3    Severability..............................................................    A-40
     9.4    Entire Agreement..........................................................    A-40
     9.5    Assignment................................................................    A-40
     9.6    Parties in Interest.......................................................    A-41
     9.7    Headings..................................................................    A-41
     9.8    Counterparts..............................................................    A-41
     9.9    Governing Law.............................................................    A-41
     9.10   Knowledge.................................................................    A-41

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EXHIBITS
- --------
  1.4       -- Certificate of Incorporation of the Surviving Corporation
  4.10      -- Form of Consulting and Scientific Advisory Board Agreement
  4.18      -- Investor Questionnaire
  5.3       -- Form of Opinion of Counsel for the Company
  5.7       -- Agreements to Be Terminated
  6.3       -- Form of Opinion of Counsel for Targeted and Acquisition

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1996, by and among TARGETED GENETICS CORPORATION, a Washington corporation ("Targeted"), TGC ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of Targeted ("Acquisition"), and RGENE THERAPEUTICS, INC., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Company, Targeted and Acquisition believe it advisable and in the best interests of their respective shareholders and stockholders to effect a merger of the Company and Acquisition pursuant to this Agreement (the "Merger").

     B. The Board of Directors of the Company has approved the Merger as required by applicable law.

     C. The Board of Directors of Targeted and the Board of Directors and the sole shareholder of Acquisition have approved the Merger as required by applicable law.

     D. For federal income tax purposes, the parties hereto intend to treat the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

                            ARTICLE I -- THE MERGER

1.1  THE MERGER

     Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company (the Company is sometimes referred to herein as the "Surviving Corporation") and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the state of Delaware and other applicable law.

1.2  THE CLOSING

     The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles V and VI hereof are satisfied or waived (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, or such other time or location as Targeted and the Company shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or otherwise.

1.3  EFFECTIVE DATE AND TIME

     On the Closing Date and subject to the terms and conditions hereof, a certificate of merger (the "Certificate of Merger") complying with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), in such form and executed in such manner as required by Delaware Law, shall be delivered for filing to the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to its filing or to issuing its certificate to the effect that the Merger is effective, Targeted, Acquisition and the Company shall execute any necessary revisions incorporating such changes; provided, however, that such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

1.4  CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

     At the Effective Time, the Certificate of Incorporation of Acquisition shall be in the form attached hereto as Exhibit 1.4 and shall be the Certificate of Incorporation of the Surviving Corporation. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance its terms and as provided by law.

1.5  BYLAWS OF THE SURVIVING CORPORATION

     At the Effective Time, the Bylaws of Acquisition shall be the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and as provided by law.

1.6  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     At the Effective Time, the directors and officers of Acquisition shall become the directors and officers, with equivalent titles, of the Surviving Corporation.

1.7  CONVERSION OF SHARES

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

          (b) Each share of Common Stock of the Company, $.001 par value per share ("Company Common Stock"), and each share of Preferred Stock of the Company, $.001 par value per share, convertible into Company Common Stock (the "Preferred Stock," and together with the Company Common Stock, the "Company Capital Stock") that is issued and outstanding as of the Effective Time other than the Dissenting Shares (as defined in Section 1.8 hereof), shall be converted into the right to receive from Targeted the Merger Consideration (as defined in Section 1.12 hereof) in accordance with the terms of Section 1.12 hereof. All shares of Company Common Stock and Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of such shares upon the surrender of such certificate. The holders of such shares of Company Common Stock and Preferred Stock are collectively referred to herein as the "Stockholders" and individually as a "Stockholder."

          (c) Each issued and outstanding share of capital stock of Acquisition shall be converted into one share of common stock of the Surviving Corporation.

          (d) Each issued and outstanding Option (as defined in Section 2.3(c) hereof), Warrant (as defined in Section 2.3(c) hereof), performance share agreement or other right to purchase or subscribe for any capital stock or other securities of the Company, including, but not limited to any shares of Company Common Stock, not exercised in writing on or before the second business day before the Effective Date shall be canceled to the extent the Company has the power or ability to cancel such Option, Warrant or other right. To the extent that the Company does not have such power or ability, the Company shall use its commercially reasonable best efforts to have such instruments so canceled.

1.8  DISSENTING SHARES

     Shares of Company Common Stock or Preferred Stock held by any Stockholder entitled to and seeking relief as a dissenting shareholder under Delaware Law ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall be converted in such consideration as may be due with respect to such shares pursuant to applicable provisions of Delaware Law, unless and until the right of such holder to receive the fair cash value for such Dissenting Shares terminates in accordance with Delaware Law. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration.

1.9  EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Date, Targeted shall make available, and each Stockholder will be entitled to receive, upon surrender to Targeted of one or more certificates representing Company Common Stock or Preferred Stock for cancellation, and delivery to Targeted of (i) an executed Lock Up Agreement (as defined in Section 4.17 hereof) and (ii) a properly completed and executed investor questionnaire in the form of Exhibit 4.18 hereto, certificates representing the number of shares of Targeted Common Stock that such Stockholder is entitled to receive at the Closing pursuant to Section
1.9 hereof. The shares of Targeted Common Stock that each Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time, the date the First Milestone (as defined in Section 1.12 hereof) is achieved, or the date the Second Milestone (as defined in Section
1.12 hereof) is achieved, as the case may be. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock or Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Targeted any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Targeted that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Targeted nor any other party hereto shall be liable to a holder of shares of Company Common Stock or Preferred Stock for any Merger Consideration delivered to a public official pursuant to, and in accordance with the mandatory terms of, applicable abandoned property, escheat and similar laws.

1.10  NO FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Targeted Common Stock shall be issued pursuant to the Merger, and no dividend, stock split or other distribution with respect to Targeted Common Stock shall relate to any such fractional interest, and any such fractional interest shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of each such fractional share, Targeted shall pay to the holder thereof, as soon as practicable after the Effective Date or the date Additional Consideration (as defined in Section 1.12 hereof) shall become issuable, an amount in cash equal to such fraction multiplied by the closing price of Targeted Common Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Date or the date Additional Consideration (as defined in Section 1.12 hereof) shall become issuable.

1.11  NO FURTHER TRANSFERS

     After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock or Preferred Stock are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this
Article I.

1.12  MERGER CONSIDERATION

     The merger consideration (the "Merger Consideration") shall consist of and be payable as follows:

          (a) With respect to each share of Preferred Stock (other than Dissenting Shares), a preference (the "Preference") equal to that number of shares of Common Stock of Targeted, $.01 par value per share ("Targeted Common Stock") determined by dividing (i) Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Three (727,273) by (ii) the number of shares of Preferred Stock outstanding as of the Effective Time, shall be payable with respect to each such share. The Preference shall be issuable at the Closing.

          (b) With respect to each share of Company Common Stock and Preferred Stock (other than Dissenting Shares), that number of shares of Targeted Common Stock (the "Common Equivalent Closing Consideration") determined by dividing (i) Two Million Nine Hundred Nine Thousand Ninety-One (2,909,091), by (ii) the number of shares of Company Capital Stock outstanding as of the Effective Time shall be payable with respect to each such share; provided, however, that an aggregate of Three Hundred Sixty-Three

     Thousand Six Hundred Thirty-Six (363,636) shares of the Common Equivalent Closing Consideration shall be held by, and pledged by the Stockholders on a pro rata basis to, Targeted pursuant to Section 8.5 hereof. The Common Equivalent Closing Consideration shall be issuable at the Closing.

          (c) With respect to each share of Company Common Stock and Preferred Stock (other than Dissenting Shares), additional consideration (the "Additional Consideration") shall be issued in accordance with this Section 1.12(c):

             (i) Additional Consideration shall be issued upon the achievement of the First Milestone as set forth below. The "First Milestone" shall mean, as it pertains to the United States, the enrollment of at least one patient in a Phase II clinical trial for the Company's E1A product and, as it pertains to Europe, the enrollment of at least one patient in a clinical trial for such product meeting substantially the same standards as are established for Phase II clinical trials in the United States. "Europe" shall mean any member country of the European Economic Union. Additional Consideration in the amount of up to Three Million Dollars ($3,000,000) of Targeted Common Stock shall be issuable as follows if the First Milestone is achieved in the following areas on or before the following dates:

                     AREA                        DATE               TARGETED COMMON STOCK
        ------------------------------------------------------------------------------------
        ------------------------------------------------------------------------------------
          United States only             December 31, 1997             $2,000,000
        ------------------------------------------------------------------------------------
          Europe only                    December 31, 1997             $        0
        ------------------------------------------------------------------------------------
          United States and Europe       December 31, 1997             $3,000,000
        ------------------------------------------------------------------------------------
          United States only             December 31, 1998             $1,000,000
        ------------------------------------------------------------------------------------
          Europe only                    December 31, 1998             $1,000,000(1)
        ------------------------------------------------------------------------------------
          United States and Europe       December 31, 1998             $2,000,000(2)
        ------------------------------------------------------------------------------------

        (1) To be issued only if the First Milestone is achieved in the United States after December 31, 1997. If the First Milestone is achieved in the United States prior to January 1, 1998, or if it is not achieved at all in the United States, then no Targeted Common Stock will be issued for achieving the First Milestone in Europe during 1998.

        (2) The maximum amount of Targeted Common Stock issuable in the event that the First Milestone is not achieved in the United States prior to January 1, 1998 is $2,000,000.

             As promptly as practicable, but in no event later than twenty (20) days, after achievement of the First Milestone, each Stockholder shall be issued for each share of Company Capital Stock held as of the Effective Time that number of shares of Targeted Common Stock determined by dividing (A) the quotient of the dollar amount set forth above by the First Milestone Average Trading Price by (B) the number of shares of Company Capital Stock outstanding as of the Effective Time. The "First Milestone Average Trading Price" shall equal the average of the closing sale prices for Targeted Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending on the last trading day immediately preceding the date the First Milestone shall have been achieved.

             (ii) As promptly as practicable, but in no event later than twenty
        (20) days, after achievement of the Second Milestone, provided that such milestone is achieved on or before December 31, 1997, each Stockholder shall be issued for each share of Company Capital Stock held as of the Effective Time that number of shares of Targeted Common Stock determined by dividing (A) the quotient of Two Million Dollars ($2,000,000) divided by the Second Milestone Average Trading Price by (B) the number of shares of Company Capital Stock outstanding as of the Effective Time. The "Second Milestone Average Trading Price" shall equal the average of the closing sale prices for Targeted Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending on the last trading day immediately preceding the date the Second Milestone shall have been achieved. The "Second Milestone" shall mean the execution of a definitive collaboration agreement with a third party, which agreement shall provide for (x) the development of genetic vaccines using the Company's technology and (y) minimum revenue to Targeted of at least Two Million Dollars ($2,000,000) during the first year following execution of the agreement, of which a minimum of One Million Five Hundred Thousand Dollars ($1,500,000) shall not be subject to any prior commitment under any license or research agreement.

                  ARTICLE II -- REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     To induce Targeted and Acquisition to enter into and perform this Agreement and except as is otherwise set forth in the Disclosure Memorandum of the Company, delivered to Targeted on the date hereof (the "Company Disclosure Memorandum"), which shall specifically identify or cross-reference the paragraph or paragraphs of this Article II to which the exceptions therein relate, and which shall constitute in its entirety a representation and warranty under this
Article II, the Company represents and warrants to Targeted and Acquisition as of the date of this Agreement and as of the Closing as follows in this Article II.

2.1  ORGANIZATION

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction listed on Schedule 2.1 to the Company Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification necessary, except
(a) as set forth on Schedule 2.1 to the Company Disclosure Memorandum or (b) where such failure to qualify or be licensed would not result in a Material Adverse Effect (as defined in Section 2.7 hereof).

2.2  ENFORCEABILITY

     All corporate action on the part of the Company and its officers, directors and Stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the Merger and the performance of all of the Company's obligations under this Agreement has been taken or will be taken as of or prior to the Effective Time. This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.3  CAPITALIZATION

     (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share.

     (b) The issued and outstanding capital stock of the Company consists solely of 3,394,176 shares of Company Common Stock and 3,571,430 shares of Preferred Stock (the "Outstanding Shares"), which are and as of the Closing will be held of record by the Stockholders as set forth on Schedule 2.3(b) to the Company Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Targeted.

     (c) Except for the (i) issued and outstanding options to purchase up to 608,000 shares of Company Common Stock listed on Schedule 2.3(c) to the Company Disclosure Memorandum, all of which options were duly and validly granted, and the rights of the University of Texas M.D. Anderson Cancer Center to acquire shares of

Company Common Stock, as listed on Schedule 2.3(c) to the Company Disclosure Memorandum (collectively, the "Options"), (ii) issued and outstanding warrants to purchase up to 1,207,143 shares of Company Common Stock listed on Schedule 2.3(c)(ii) to the Company Disclosure Memorandum, all of which warrants were duly and validly granted (the "Warrants"), and (iii) the bridge loans listed on
Schedule 2.3(c)(ii) to the Company Disclosure Memorandum, which are to be converted into shares of Company Common Stock as described in Section 5.18 hereof, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of the Company's capital stock. Such Schedule 2.3(c) sets forth the name of each holder of an Option or a Warrant and the exercise prices, vesting schedules and termination dates thereof. The Company will take all necessary action, to the extent the Company has the power or ability to do so, to ensure that all Options and Warrants that have not been exercised to acquire Company Common Stock on or before the second business day before the Closing shall have been canceled prior to the Closing without liability to the Company.

     (d) Except as set forth in Schedule 2.3 to the Company Disclosure Memorandum, (i) no Stockholder or any affiliate thereof is indebted to the Company, (ii) the Company is not indebted to any Stockholder or any affiliate thereof, and (iii) the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

2.4  SUBSIDIARIES AND AFFILIATES

     Except as set forth on Schedule 2.4 to the Company Disclosure Memorandum, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5  NO APPROVALS; NO CONFLICTS

     Except as set forth on Schedule 2.5 to the Company Disclosure Memorandum, the execution, delivery and performance of its obligations pursuant to this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of (i) any judgment, decree, or order of any court or other governmental authority or (ii) in any material respect, any law, rule or regulation applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws, the approval of the Stockholders and the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State (the consent of all such Persons to be duly obtained by the Company at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Outstanding Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of the Company.

2.6  FINANCIAL STATEMENTS

     The Company has delivered to Targeted (a) balance sheets, statements of income and expenses, statements of cash flow, and statements of stockholders' equity of the Company as of or for the fiscal year ended December 31, 1994, as audited by and together with the report thereon of Arthur Andersen & Co., independent certified public accountants, (b) an unaudited balance sheet and statement of income and expenses of the Company as of or for the fiscal year ended December 31, 1995, and (c) a balance sheet and statement of income and expenses of the Company as of and for the two (2) month period ended February 29, 1996. All of the foregoing financial statements, including any notes thereto, are herein referred to as the "Financial Statements." The unaudited balance sheet of the Company as of February 29, 1996 is herein referred to as the "Company

Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), consistently applied throughout the periods covered thereby, and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal recurring period-end audit adjustments which will not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate. Except as set forth in Schedule 2.6 of the Company Disclosure Memorandum, the Company has no liabilities or obligations of any type required to be set forth on a balance sheet, or required to be disclosed in the footnotes to financial statements, in accordance with GAAP, which are not fully reflected or reserved against in the Company Balance Sheet or disclosed in the Financial Statements, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with the Company's operating budget for 1996. The Company maintains standard systems of accounting which are adequate for its business. Except as set forth on Schedule 2.6 to the Company Disclosure Memorandum, the Company has not agreed to be a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

2.7  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as specifically set forth on Schedule 2.7 to the Company Disclosure Memorandum and except for transactions specifically contemplated in this Agreement, since December 31, 1995, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

          (a) taken any action or entered into or agreed to enter into any material transaction, agreement or commitment other than in the ordinary course of business;

          (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Stockholder or any officer, director, employee or affiliate of the Company);

          (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

          (d) suffered any Material Adverse Effect. "Material Adverse Effect" means any change or effect that, when taken together with all other adverse changes and effects (including, without limitation, such changes and effects that are within the scope of the representations and warranties made by a party in this Agreement but which are not individually or in the aggregate deemed to constitute a Material Adverse Effect), is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of a party taken as a whole; provided, however, that the term Material Adverse Effect shall not include (i) the results of any matter affecting the party's industry in general, or general economic conditions or (ii) net cash expenditures consistent with the party's annual operating budget or a monthly cash flow forecast that has been disclosed to the other party hereto. Notwithstanding the foregoing, a Material Adverse Effect shall include any termination of the strategic relationship currently under negotiation with respect to the development of the E1A product in Europe, or any announcement by the Company's proposed licensee of revised terms of its proposed license that are materially adverse to the Company with regard to the proposed license agreement;

          (e) borrowed or agreed to borrow any money, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of Twenty-Five Thousand Dollars ($25,000), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company's balance sheet as of December 31, 1995 or incurred or which became payable in the ordinary course of business and consistent with past practice since December 31, 1995, or prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (g) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable,
     (ii) landlord's liens for rental payments not yet due and payable, and
     (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

          (h) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

          (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person, other than representatives of Targeted or other persons subject to confidentiality agreements set forth on Schedule 2.14 to the Company Disclosure Memorandum, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (j) made any single capital expenditure or commitment in excess of Twenty-Five Thousand Dollars ($25,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of Twenty-Five Thousand Dollars ($25,000) for additions to property, plant, equipment or intangible capital assets;

          (k) made any material change in any method of accounting or accounting practice or internal control procedure;

          (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

          (m) paid, loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Stockholder or any of the Company's officers, directors or employees or any affiliate of any Stockholder or any of the Company's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for compensation increased in the ordinary course of business and consistent with past practice;

          (n) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in subparagraphs (i) and (ii) above relate directly to the transactions contemplated herein;

          (o) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business; or

          (p) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8  TAXES

     Except as described on Schedule 2.8 to the Company Disclosure Memorandum,
(a) the Company has duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business, (b) the deductions giving rise to net operating loss carryovers showing on the Returns will be upheld by the applicable taxing authority in the amount so reported, and (c) except as set forth on Schedule 2.9 to the Company Disclosure Memorandum, the Company has paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency (whether or not shown as due on the Returns). "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on Schedule 2.8 to the Company Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the Financial Statements are adequate, in all material respects, for the payment of Taxes not yet due and payable or not yet assessed for the period covered by such Financial Statements; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; and
(iv) the Company has not filed any consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it. The Company has furnished Targeted with complete and correct copies of all Returns. There are no tax liens on any property or assets of the Company other than liens for current taxes not yet payable. To the Company's knowledge, no claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

2.9  PROPERTY

     (a) The Company owns no real property and leases no real property other than as set forth in Schedule 2.9(a) to the Company Disclosure Memorandum, which contains a complete and accurate list, in all material respects, of all real property of the Company which is leased, rented or used by the Company (the "Company Real Property"). The Company has delivered to Targeted true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Company Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Company Real Property.

     (b) The Company's leasehold interest in each parcel of the Company Real Property is free and clear of all material liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind. Each material lease of the Company Real Property, or any part thereof, is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Company Real Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 2.5 to the Company Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Company Real Property in connection with the consummation of the transactions contemplated by this Agreement and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Company Real Property.

     (c) Except as described on Schedule 2.9(c) to the Company Disclosure Memorandum, the offices, laboratories and laboratory equipment owned by, or used under the control and supervision of, the Company are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety, health, environmental, Food and Drug Administration ("FDA"), and other laws, regulations, and guidelines.

     (d) Except as set forth on Schedule 2.9(d) to the Company Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable, (ii) lessor's liens for rental payments incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Company's personal property is free and clear of all material liens.

     (e) Except as set forth on Schedule 2.9(e) to the Company Disclosure Memorandum, the Company has not granted any lease, sublease, tenancy or license of any portion of its personal property.

     (f) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's Knowledge (as defined in Section 9.10 hereof), has any such condemnation, expropriation or taking been proposed.

2.10  CONTRACTS

     Schedule 2.10 to the Company Disclosure Memorandum contains a complete and accurate list (other than the Company Intellectual Property Licenses (as defined in Section 2.14 hereof)) of all material contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound, including, without limitation, security agreements, license agreements, joint venture agreements, credit agreements, instruments relating to the borrowing of money, research contracts and scientific collaboration or cooperation agreements. Except as set forth on
Schedule 2.10 to the Company Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's Knowledge, any other party thereto is in default thereunder, nor has any event occurred which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's Knowledge, any other party thereunder. To the extent requested by Targeted, true and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to Targeted. The Company has not received notice, nor does the Company otherwise have Knowledge, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

2.11  CLAIMS AND LEGAL PROCEEDINGS

     Except as set forth on Schedules 2.11 and 2.14 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending against or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein. Schedule 2.11 to the Company Disclosure Memorandum sets forth a description of any material disputes which have been settled or resolved by litigation or arbitration since inception.

2.12  LABOR AND EMPLOYMENT MATTERS

     (a) Except as set forth on Schedule 2.12 to the Company Disclosure Memorandum, the Company is in compliance, in all material respects, with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) No unfair labor practice complaint against the Company is pending before the National Labor Relations Board;

     (c) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; and

     (d) Except as provided on Schedule 2.12 of the Company Disclosure Memorandum, no claim in respect of the Company's obligations arising in connection with the employment of any employee is pending or, to the knowledge of the Company, threatened, against the Company.

2.13  EMPLOYEE BENEFIT PLANS

     (a) Employee Benefit Plans. Schedule 2.13(a) to the Company Disclosure Memorandum sets forth an accurate and complete list of each employee benefit plan, policy, program, contract or material arrangement, whether formal or informal, written or unwritten and whether legally binding or not, covering or benefiting any officer, employee, former employee, director or former director of the Company or any dependents or beneficiaries of any such person, or with respect to which the Company has (or could have) any obligation or liability, including, but not limited to, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and specifically including, but not limited to, all retirement, pension, profit sharing, stock bonus, savings, bonus, cafeteria, medical, dental, vision, life insurance, disability, accident insurance, medical expense reimbursement, dependent care expense reimbursement, or tuition reimbursement plan, policy or program, each sick pay, holiday and vacation policy or program, each executive or deferred compensation plan or contract, each stock purchase, stock option or stock appreciation rights plan or arrangement, each severance agreement or plan and each employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) (such items are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan") of the Company.

     (b) Documents Provided. The Company has delivered to Targeted true, correct and complete copies of all of its Employee Benefit Plans (including all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee Benefit Plan for the last three (3) years; (ii) copies of the most recent summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan; (iii) copies of any insurance contracts or trust agreements through which the Employee Benefit Plan is funded; (iv) copies of all contracts relating to the Employee Benefit Plan, including, but not limited to, service provider agreements, insurance contracts, investment management agreements, subscription and prescription agreements and record keeping agreements; (v) a copy of the most recent Internal Revenue Service ("IRS") determination letter issued with respect to the Employee Benefit Plan; and (vi) notice of any material adverse change occurring with respect to the Employee Benefit Plan since the date of the most recently completed and filed annual report.

     (c) Compliance With Laws. Except as provided in Schedule 2.13 to the Company Disclosure Memorandum, with respect to each Employee Benefit Plan of the
Company:

          (i) the Company is, and at all times has been, in compliance in all material respects with, and such Employee Benefit Plan is, and at all times has been, maintained and operated in all material respects in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code;
     (ii) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (iii) no event has occurred or, to the best knowledge of the Company, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code.

     (d) Pension Plans. Neither the Company nor any ERISA Affiliate (as defined below) has ever maintained or contributed to, or had an obligation to contribute to, (i) any multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or (ii) any employee benefit plan, fund program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (iii) any plan that is intended to be qualified under
Section 401(a) of the Code. "ERISA Affiliate," as used in Article II hereof, means any entity, whether or not incorporated, that is part of a group that includes the Company and that is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code with the Company.

     (e) Welfare Plans. Each Employee Benefit Plan of the Company that constitutes a "group health plan," within the meaning of Section 4980B(g)(2) of the Code or Section 607(1) of ERISA, has been operated at all times in all material respects in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. No Employee Benefit Plan of the Company that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of the Company or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

     (f) Contributions. All contributions and other payments required to have been made by the Company (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan of the Company (or to any person pursuant to the terms thereof) have been so made or, if not yet due, the amount of any such payment or contribution obligation has been properly reflected in the Financial Statements (except for obligations accrued in the ordinary course of business after the date of such Financial Statements).

     (g) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Company, threatened with respect to any Employee Benefit Plan of the Company or against the assets of any such Employee Benefit Plan. None of the Employee Benefit Plans of the Company is currently under investigation, audit or review, directly or indirectly, by the IRS or the Department of Labor (the "DOL"), and, to the best knowledge of the Company, no such action is contemplated or under consideration by the IRS or DOL.

     (h) Other Binding Commitments. The Company has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Schedule 2.13 to the Company Disclosure Memorandum or to modify or amend any of its existing Employee Benefit Plans.

     (i) ERISA Affiliates. The Company has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

     (j) Payments Resulting From Transactions.  Except as set forth in Schedule
2.13 to the Company Disclosure Memorandum, the consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Employee Benefit Plan of the Company being established or becoming accelerated, vested or payable; or
(iii) payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of
Section 280G of the Code.

2.14  PATENTS, TRADEMARKS, ETC.

     Set forth on Schedule 2.14 to the Company Disclosure Memorandum is a true and complete list of all patents, trademarks, service marks, trade names, brand names, and registered copyrights, and any applications for any of the foregoing (collectively, the "Company Intellectual Property") of any kind used now or within the two (2) year period immediately preceding the date of this Agreement in the business of the Company. Such

Schedule 2.14 contains a complete and accurate list of all licenses or agreements that in any way affect the rights of the Company to any of the Company Intellectual Property or any trade secret material to the Company (the "Company Intellectual Property Licenses"). No claim with respect to the Company Intellectual Property, any trade secret material to the Company, or any Company Intellectual Property License is currently pending or, to the best knowledge of the Company, overtly threatened by any Person, nor does the Company know of any valid grounds for any bona fide claim, except as set forth on such Schedule 2.14, (a) to the effect that any Company operation, Company Intellectual Property, trade secret material to the Company, or Company Intellectual Property License infringes or misappropriates any copyright, patent, trademark, service mark or trade secret; (b) to the effect that any other Person infringes on the Company Intellectual Property or misappropriates any trade secret material to the Company; (c) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or trade secret material to the Company; or
(d) challenging the Company's license under, or other legally enforceable right under, any Company Intellectual Property License. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to any of the Company Intellectual Property, any trade secret material to the Company or under any Company Intellectual Property License. With respect to any Company Intellectual Property or trade secret material to the Company, the Company owns or has the right to use such Company Intellectual Property or trade secret in its business. Except as set forth on such Schedule 2.14 in respect of the Company Intellectual Property Licenses or otherwise, and except where the failure to so own or be licensed would not have a Material Adverse Effect upon the Company, the Company is the sole and exclusive owner or the exclusive licensee pursuant to the Company Intellectual Property Licenses of the Company Intellectual Property.

     Except as set forth on such Schedule 2.14, each of the Company Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto; the Company has performed all obligations imposed upon it under each of the Company Intellectual Property Licenses; and neither the Company nor any other party thereto is in default thereunder, nor, to the Company's best knowledge, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on such
Schedule 2.14, the Company has not received notice that any party to any of the Company Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on such Schedule 2.14, no licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Company Intellectual Property or any trade secret material to the Company except the Company Intellectual Property Licenses. No director, officer, Stockholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Company Intellectual Property or any trade secret material to the Company. To the Company's best knowledge, none of the Company's officers, employees, consultants, distributors, agents, representatives or advisors have entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

     Except as set forth on such Schedule 2.14, to the Company's best knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Company Intellectual Property or any trade secret material to the Company. Except as set forth on such Schedule 2.14,
(a) during the two (2) year period immediately preceding the date of this Agreement, the Company has not disclosed other than in the ordinary course consistent with past practice any proprietary information relating to the Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses to any person other than to Targeted or Acquisition; (b) the Company has at all times maintained reasonable procedures to protect and have enforced all trade secrets of the Company; (c) the Company has disclosed trade secrets to other Persons solely as required for the conduct of the Company's business and solely under nondisclosure agreements that are enforceable by the Company and, upon the Closing, will be enforceable by Acquisition or Targeted in accordance with their terms; and (d) the Company is not under any contractual or other obligation to disclose any proprietary information relating to the Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses except pursuant to the nondisclosure agreements listed on such Schedule 2.14, nor, to the best knowledge of the Company, is any other party to the Company Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses to any person or entity, and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, that would give rise to such obligation.

2.15  CORPORATE BOOKS AND RECORDS

     The Company has furnished to Targeted or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's Stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.16  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

     Except as identified in Schedules 2.1 and 2.5 to the Company Disclosure Memorandum and except where the failure to have any of the following would not result in a Material Adverse Effect, the Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign that are currently required in order for the Company to conduct its business as it is currently conducted. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

2.17  COMPLIANCE WITH LAWS

     Except as described on Schedule 2.17 to the Company Disclosure Memorandum and except where the failure to have any of the following would not result in a Material Adverse Effect, the Company has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Company Real Property and the Company's personal property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

2.18  INSURANCE

     The Company maintains (a) insurance on all of its property that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.19  BROKERS OR FINDERS

     Except as set forth on Schedule 2.19 to the Company Disclosure Memorandum, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.20  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither the Company, nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor, to the Company's Knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and, to its Knowledge, in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

2.21  BANK ACCOUNTS

     Schedule 2.21 to the Company Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.22  INSIDER INTERESTS

     Except as set forth on Schedule 2.22 to the Company Disclosure Memorandum, no Stockholder or officer or director or other representative of the Company has any interest (other than as a Stockholder) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.22 to the Company Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, holders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

2.23  FULL DISCLOSURE

     No information furnished by the Company to Targeted or its representatives in this Agreement (including, but not limited to, all information in the Company Disclosure Memorandum and the other Exhibits hereto) or by the Company to the Stockholders in connection with their approval of the Merger and execution and delivery of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

2.24  EXEMPTION FROM HSR ACT

     The Company is not a "person," nor does it "control," nor is it "controlled by" or "under common control with" or otherwise part of any "ultimate parent entity" that has total assets or net sales of One Hundred Million Dollars ($100,000,000) or more (in each case as such terms are defined and amounts calculated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the regulations thereunder (collectively, the "HSR Act")); and, assuming the accuracy of Targeted's representation set forth in
Section 3.7 hereof, the consummation of the transactions contemplated hereby will not give rise to any requirement on the part of any party to file any notification or other report pursuant to the HSR Act.

                 ARTICLE III -- REPRESENTATIONS AND WARRANTIES
                          OF TARGETED AND ACQUISITION

     To induce the Company to enter into and perform this Agreement, Targeted and Acquisition jointly and severally represent and warrant to the Company, as of the date of this Agreement and as of the Closing as follows in this Article
III:

3.1  ORGANIZATION

     Targeted is a corporation organized, validly existing and in good standing under the laws of the state of Washington. Acquisition is a corporation duly organized and validly existing under the laws of the state of Delaware. Each of Targeted and Acquisition has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to carry out the transactions contemplated hereby. Targeted is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of Targeted's properties occupied, owned or held under lease or the nature of the business conducted by Targeted makes such qualification necessary, except where such failure to qualify or be licensed would not result in a Material Adverse Effect.

3.2  ENFORCEABILITY

     All corporate action on the part of Targeted and Acquisition and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement the consummation of the Merger and the performance of all of their respective obligations under this Agreement have been taken or will be taken prior to the Effective Time. This Agreement has been duly executed and delivered by Targeted, and this Agreement is a legal, valid and binding obligation of Targeted, enforceable against Targeted in accordance with its terms. This Agreement has been duly executed and delivered by Acquisition and this Agreement is a legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms.

3.3  TARGETED COMMON STOCK

     The Targeted Common Stock to be issued pursuant to this Agreement has been duly authorized for issuance, and such Targeted Common Stock, when issued and delivered to the Stockholders in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

3.4  NO APPROVALS; NO CONFLICTS

     The execution, delivery and performance of this Agreement by Acquisition and Targeted and the consummation by them of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of (i) any judgment, decree or order of any court or other governmental authority or (ii) in any material respect, any law, rule or regulation applicable to Targeted or Acquisition, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws, the approval of Targeted's shareholders and the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State (the consent of all such Persons to be duly obtained at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Targeted or Acquisition is a party or by which either of them is bound or to which any of their assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of Targeted or upon any outstanding shares of Targeted Common Stock or other securities of Targeted, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Targeted or the Certificate of Incorporation or Bylaws of Acquisition, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of Targeted.

3.5  CAPITALIZATION

     The authorized capital stock of Targeted consists of Forty Million (40,000,000) shares of common stock, $.01 par value per share, of which 12,317,183 shares were issued and outstanding as of December 31, 1995, and Six Million (6,000,000) shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. Such issued and outstanding shares of Targeted Common Stock are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable securities laws. The total number of outstanding options and warrants to purchase Targeted Common Stock, as of December 31, 1995, were 1,032,417 and 892,614, respectively.

3.6  SEC DOCUMENTS

     (a) Targeted has furnished the Company with true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, its Proxy Statement relating to its 1996 Annual Meeting of shareholders on May 2, 1996, its Annual Report to Shareholders for the fiscal year ended December 31, 1995, the prospectus relating to its initial public offering and the prospectus relating to its public offering of units completed in July 1995 (collectively, the "SEC Documents"). As of their respective filing dates, (i) each of the SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained in the SEC Documents not misleading.

     (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in conformity with GAAP, consistently applied throughout the periods covered thereby, and fairly presents the financial position, results of operations and changes in financial position of Targeted as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal recurring period-end audit adjustments which will not exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Except as set forth on Schedule 3.6(b) to the Targeted Disclosure Memorandum, Targeted has no liabilities or obligations of any type required to be set forth on a balance sheet, or disclosed in the footnotes thereto, in accordance with GAAP as of the date of such balance sheet, which are not fully reflected or reserved against in Targeted's balance sheet dated as of December 31, 1995 or the notes thereto, except liabilities or obligations incurred since December 31, 1995 in the ordinary course of business and consistent with Targeted's operating budget for 1996. Targeted maintains standard systems of accounting which are adequate for its business. Except as set forth on Schedule 3.6(b) to the Disclosure Memorandum of Targeted, delivered to the Company on the date hereof (the "Targeted Disclosure Memorandum"), Targeted has not agreed to be a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

     (c) Except as disclosed in the SEC Documents, Targeted has not been a party to, nor has there otherwise been, any transaction of a type required to be reported pursuant to Item 404 of Regulation S-K (Certain Relationships and Related Transactions).

3.7  EXEMPTION FROM HSR ACT

     Targeted is not a "person," nor does it "control," nor is it "controlled by" or "under common control with" or otherwise part of any "ultimate parent entity" that has total assets or net sales of One Hundred Million

Dollars ($100,000,000) or more (in each case as such terms are defined and amounts calculated under the HSR Act); and, assuming the accuracy of the Company's representation set forth in Section 2.24 hereof, the consummation of the transactions contemplated hereby will not give rise to any requirement on the part of any party to file any notification or other report pursuant to the HSR Act.

3.8  SUBSIDIARIES AND AFFILIATES

     Except for Acquisition, Targeted does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as specifically set forth on Schedule 3.9 to the Targeted Disclosure Memorandum, or as disclosed in the SEC Documents, and except for transactions specifically contemplated in this Agreement, since December 31, 1995, neither Targeted nor any of its officers or directors in their representative capacities on behalf of Targeted has:

          (a) taken any action or entered into or agreed to enter into any material transaction, agreement or commitment other than in the ordinary course of business;

          (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or affiliate of Targeted);

          (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

          (d) suffered any Material Adverse Effect;

          (e) borrowed or agreed to borrow any money, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of One Hundred Thousand Dollars ($100,000), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the financial statements contained in the SEC Documents or incurred or which became payable in the ordinary course of business and consistent with past practice since December 31, 1995, or prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (g) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except
     (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

          (h) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

          (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person, other than representatives of the Company or other persons subject to confidentiality agreements with Targeted, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (j) except for capital expenditures reflected in Targeted's 1996 capital expenditure budget (a copy of which has been provided to the Company), made any single capital expenditure or commitment in excess of One Hundred Thousand Dollars ($100,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of One Hundred Thousand Dollars ($100,000) for additions to property, plant, equipment or intangible capital assets;

          (k) made any material change in any method of accounting or accounting practice or internal control procedure;

          (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock (except for (i) grants of options to purchase Targeted Common Stock under the 1992 Restated Stock Option Plan or the 1994 Stock Option Plan for Nonemployee Directors (together, the "Targeted Stock Option Plans") or (ii) the issuance of Targeted Common Stock upon the exercise of options granted under the Targeted Stock Option Plans), or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Targeted, or otherwise permitted the withdrawal by any of the holders of capital stock of Targeted of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

          (m) paid, loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Targeted shareholder or any of Targeted's officers, directors or employees or any affiliate of any Targeted shareholder or any of Targeted's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for compensation increased in the ordinary course of business and consistent with past practice;

          (n) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against Targeted or any employee of Targeted before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person;
     (ii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which Targeted or any employee of Targeted is a party and where such items in subparagraphs (i) and (ii) above relate directly to the transactions contemplated herein;

          (o) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of Targeted or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business; or

          (p) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

3.10  TAXES

     Except as described on Schedule 3.10 to the Targeted Disclosure Memorandum,
(a) Targeted has duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all Returns for all Taxes required to have been filed with respect to Targeted and its business, (b) the deductions giving rise to net operating loss carryovers showing on the Returns will be upheld by the applicable taxing authority in the amount so reported, and (c) except as set forth on Schedule 3.10 to the Targeted Disclosure Memorandum, Targeted has paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency (whether or not shown as due on the Returns). Except as described on Schedule 3.10 to the Targeted Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the financial statements included in the SEC Documents are adequate, in all material respects, for the payment of Taxes not yet due and payable or not yet assessed for the period covered by such financial statements; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against Targeted, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) Targeted has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; and
(iv) Targeted has not filed any consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it. There are no tax liens on any property or assets of Targeted other than liens for current taxes not yet payable. To Targeted's knowledge, no claim has been made by an authority in any jurisdiction where Targeted does not file Returns that Targeted is or may be subject to taxation by that jurisdiction. Targeted has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

3.11  PROPERTY

     (a) Targeted owns no real property and leases no real property other than as set forth in the SEC Documents, which contain a complete and accurate description, in all material respects, of all real property of Targeted which is leased, rented or used by Targeted (the "Targeted Real Property").

     (b) Except as set forth on Schedule 3.11(b) of the Targeted Disclosure Memorandum, Targeted's leasehold interest in each parcel of the Targeted Real Property is free and clear of all material liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind. Each material lease of the Targeted Real Property, or any part thereof, is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Targeted Real Property, Targeted has performed in all material respects all obligations imposed upon it thereunder, and neither Targeted nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.4 to the Targeted Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Targeted Real Property in connection with the consummation of the transactions contemplated by this Agreement and Targeted has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Targeted has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Targeted Real Property.

     (c) Except as described on Schedule 3.11(c) to the Targeted Disclosure Memorandum, Targeted's offices, laboratories and laboratory equipment are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety, health, environmental, Food and Drug Administration ("FDA"), and other laws, regulations, and guidelines.

     (d) Except as set forth on Schedule 3.11(d) to the Targeted Disclosure Memorandum or as disclosed in the SEC Documents, and except for (i) assessments for current taxes not yet due and payable, (ii) lessor's liens for rental payments incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, Targeted's personal property is free and clear of all material liens.

     (e) Targeted has not granted any lease, sublease, tenancy or license of any portion of its personal property.

     (f) Neither the whole nor any portion of the leaseholds or any other assets or property of Targeted is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Targeted's knowledge, has any such condemnation, expropriation or taking been proposed.

3.12  CONTRACTS

     The SEC Documents contain a complete and accurate list of all material contracts, agreements and understandings, oral or written, to which Targeted is currently a party or by which Targeted is currently bound, including, without limitation, security agreements, license agreements, joint venture agreements, credit agreements, instruments relating to the borrowing of money, research contracts and scientific collaboration or cooperation agreements. Except as listed in the SEC Documents and except as set forth on
Schedule 3.12 to the Targeted Disclosure Memorandum, all contracts set forth in the SEC Documents are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, Targeted has performed in all material respects all obligations imposed upon it thereunder, and neither Targeted nor, to the best of Targeted's Knowledge, any other party thereto is in default thereunder, nor has any event occurred which with notice or lapse of time, or both, would constitute a default by Targeted or, to the best of Targeted's Knowledge, any other party thereunder. To the extent requested by the Company, true and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to the Company. Targeted has not received notice, nor does Targeted otherwise have Knowledge, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

3.13  CLAIMS AND LEGAL PROCEEDINGS

     Except as disclosed in the SEC Documents, there are no claims, actions, suits, arbitrations, investigations or proceedings pending against or involving or, to Targeted's best knowledge, threatened against Targeted before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Targeted is a party which involve the transactions contemplated herein. Schedule 3.13 to the Targeted Disclosure Memorandum sets forth a description of any material disputes which have been settled or resolved by litigation or arbitration within the last five (5) years.

3.14  LABOR AND EMPLOYMENT MATTERS

     (a) Except as set forth on Schedule 3.14 to the Targeted Disclosure Memorandum, Targeted is in compliance, in all material respects, with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) No unfair labor practice complaint against Targeted is pending before the National Labor Relations Board;

     (c) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Targeted; and

     (d) Except as provided on Schedule 3.14 of the Targeted Disclosure Memorandum, no claim in respect of the Company's obligations arising in connection with the employment of any employee is pending or, to the knowledge of Targeted, threatened, against Targeted.

3.15  EMPLOYEE BENEFIT PLANS

     (a) Employee Benefit Plans. Schedule 3.15(a) to the Targeted Disclosure Memorandum sets forth an accurate and complete list of each of Targeted's Employee Benefits Plans.

     (b) Compliance With Laws. Except as provided in Schedule 3.15 to the Targeted Disclosure Memorandum, with respect to each Employee Benefit Plan of
Targeted:

          (i) Targeted is, and at all times has been, in compliance in all material respects with, and such Employee Benefit Plan is, and at all times has been, maintained and operated in all material respects in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code;
     (ii) neither Targeted nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (iii) no event has occurred or, to the best knowledge of Targeted, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
     Section 4975 of the Code.

     (c) Pension Plans. Neither Targeted nor any ERISA Affiliate (as defined below) has ever maintained or contributed to, or had an obligation to contribute to, (i) any multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or (ii) any employee benefit plan, fund program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (iii) any plan that is intended to be qualified under
Section 401(a) of the Code. "ERISA Affiliate," as used in Article III hereof, means any entity, whether or not incorporated, that is part of a group that includes Targeted and that is treated as a single employer under Section 414(b),
(c), (m), or (o) of the Code with Targeted.

     (d) Welfare Plans. Each Employee Benefit Plan of Targeted that constitutes a "group health plan," within the meaning of Section 4980B(g)(2) of the Code or
Section 607(1) of ERISA, has been operated at all times in all material respects in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. No Employee Benefit Plan of Targeted that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of Targeted or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Subtitle B of Title I of ERISA.

     (e) Contributions. All contributions and other payments required to have been made by Targeted (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been so made or, if not yet due, the amount of any such payment or contribution obligation has been properly reflected in Targeted's financial statements (except for obligations accrued in the ordinary course of business after December 31, 1995).

     (f) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of Targeted, threatened with respect to any Employee Benefit Plan of Targeted or against the assets of any such Employee Benefit Plan. None of the Employee Benefit Plans of Targeted is currently under investigation, audit or review, directly or indirectly, by the IRS or the DOL, and, to the best knowledge of Targeted, no such action is contemplated or under consideration by the IRS or DOL.

     (g) Other Binding Commitments. Targeted has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Schedule 3.15 to the Targeted Disclosure Memorandum or to modify or amend any of its existing Employee Benefit Plans.

     (h) ERISA Affiliates. Targeted has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

     (i) Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from Targeted to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Employee Benefit Plan of Targeted being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by Targeted, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

3.16  PATENTS, TRADEMARKS, ETC.

     Set forth on Schedule 3.16 to the Targeted Disclosure Memorandum is a true and complete list of all patents, trademarks, service marks, trade names, brand names, and registered copyrights, and any applications for any of the foregoing (collectively, the "Targeted Intellectual Property") of any kind used now or within the two (2) year period immediately preceding the date of this Agreement in the business of Targeted. Such Schedule 3.16 contains a complete and accurate list of all licenses or agreements that in any way affect the rights of Targeted to any of the Targeted Intellectual Property or any trade secret material to Targeted (the "Targeted Intellectual Property Licenses"). No claim with respect to the Targeted Intellectual Property, any trade secret material to

Targeted, or any Intellectual Property License is currently pending or, to the best knowledge of Targeted, overtly threatened by any Person, nor does Targeted know of any valid grounds for any bona fide claim, except as set forth on such
Schedule 3.16, (a) to the effect that any Targeted operation, Targeted Intellectual Property, trade secret material to Targeted, or Targeted Intellectual Property License infringes or misappropriates any copyright, patent, trademark, service mark or trade secret; (b) to the effect that any other Person infringes on the Targeted Intellectual Property or misappropriates any trade secret material to Targeted; (c) challenging the ownership, validity or effectiveness of any of the Targeted Intellectual Property or trade secret material to Targeted; or (d) challenging Targeted's license under, or other legally enforceable right under, any Targeted Intellectual Property License. The consummation of the transactions contemplated hereby will not alter or impair Targeted's rights to any of the Targeted Intellectual Property, any trade secret material to Targeted or under any Targeted Intellectual Property License. With respect to any Targeted Intellectual Property or trade secret material to Targeted, Targeted owns or has the right to use such Targeted Intellectual Property or trade secret in its business. Except as set forth on such Schedule
3.16 in respect of the Targeted Intellectual Property Licenses or otherwise, and except where the failure to so own or be licensed would not have a Material Adverse Effect upon Targeted, Targeted is the sole and exclusive owner or the exclusive licensee pursuant to the Targeted Intellectual Property Licenses of the Targeted Intellectual Property.

     Except as set forth on such Schedule 3.16, each of the Targeted Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto; Targeted has performed all obligations imposed upon it under each of the Targeted Intellectual Property Licenses; and neither Targeted nor any other party thereto is in default thereunder, nor, to Targeted's best knowledge, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on such Schedule 3.16, Targeted has not received notice that any party to any of the Targeted Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on such Schedule 3.16, no licenses, sublicenses, covenants or agreements have been granted or entered into by Targeted in respect of any of the Targeted Intellectual Property or any trade secret material to Targeted except the Targeted Intellectual Property Licenses. No director, officer, shareholder or employee of Targeted owns, directly or indirectly, in whole or in part, any of the Targeted Intellectual Property or any trade secret material to Targeted. To Targeted's best knowledge, none of its officers, employees, consultants, distributors, agents, representatives or advisors have entered into any agreement relating to Targeted's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Targeted.

     Except as set forth on such Schedule 3.16, to Targeted's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Targeted Intellectual Property or any trade secret material to Targeted. Except as set forth on such Schedule 3.16,
(a) during the two (2) year period immediately preceding the date of this Agreement, Targeted has not disclosed other than in the ordinary course consistent with past practice any proprietary information relating to the Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses to any person other than to the Company;
(b) Targeted has at all times maintained reasonable procedures to protect and have enforced all trade secrets of Targeted; (c) Targeted has disclosed trade secrets to other Persons solely as required for the conduct of Targeted's business and solely under nondisclosure agreements that are enforceable by Targeted and, upon the Closing, will be enforceable by Acquisition or Targeted in accordance with their terms; and (d) Targeted is not under any contractual or other obligation to disclose any proprietary information relating to the Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses except pursuant to the nondisclosure agreements listed on such Schedule 3.16, nor, to the best knowledge of Targeted, is any other party to the Targeted Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses to any person or entity, and no event has taken place, including the execution of this Agreement or any related change in Targeted's business activities, that would give rise to such obligation.

3.17  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

     Except as identified in Schedule 3.4 to the Targeted Disclosure Memorandum, and except where the failure to have any of the following would not result in a Material Adverse Effect, Targeted has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign that are currently required in order for Targeted to conduct its business as it is currently conducted. Targeted has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

3.18  COMPLIANCE WITH LAWS

     Except as described on Schedule 3.18 to the Targeted Disclosure Memorandum, and except where the failure to have any of the following would not result in a Material Adverse Effect, Targeted has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Targeted Real Property and Targeted's personal property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. Targeted has not received any notification of any asserted present or past unremedied failure by Targeted to comply with any of such laws, rules, ordinances, decrees or orders.

3.19  INSURANCE

     Targeted maintains (a) insurance on all of its property that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry for companies of similar size and financial condition. All insurance policies of Targeted are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law currently applicable to Targeted and of all agreements to which Targeted is a party, will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Targeted has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

3.20  BROKERS OR FINDERS

     Except as set forth on Schedule 3.20 to the Targeted Disclosure Memorandum, Targeted has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Targeted, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

3.21  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither Targeted nor, to Targeted's knowledge, any director, officer, agent, employee or other Person acting on behalf of Targeted, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Targeted has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither Targeted nor, to Targeted's Knowledge, any current director, officer, agent, employee or other Person acting on behalf of Targeted, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. Targeted has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and, to its

Knowledge, in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

3.22  FULL DISCLOSURE

     No information furnished by Targeted to the Company or its representatives in this Agreement (including, but not limited to, all information in the Targeted Disclosure Memorandum and the other Exhibits hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading. Targeted has provided to the Company all information requested by the Company or its representatives in the course of their due diligence investigation of Targeted.

                            ARTICLE IV -- COVENANTS

     The parties further covenant and agree as set forth in this Article IV.

4.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

     Except as set forth on Schedule 4.1 of the Company Disclosure Memorandum, unless Targeted shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its commercially reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Targeted:

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company (except for issuances of Company Common Stock upon exercise of options or warrants outstanding on the date hereof), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e)(i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, in each case except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of Ten Thousand Dollars ($10,000) or capital expenditures which are, in the aggregate, in excess of Twenty-Five Thousand ($25,000) for the Company taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this paragraph (e);

          (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except as disclosed in Schedule 4.1(f) to the Company Disclosure Memorandum and except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or which subsequently become payable in the ordinary course of business and consistent with past practice;

          (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article V hereof not being satisfied; or

          (k) take or agree to take any action specified in Section 2.7 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

4.2  CONDUCT OF BUSINESS BY TARGETED PENDING THE MERGER

     Except as set forth on Schedule 4.2 of the Targeted Disclosure Memorandum, unless the Company shall otherwise agree in writing, the business of Targeted shall be conducted in a manner consistent, in all material respects, with the description of such business in Targeted's Annual Report on Form 10-K for the year ended December 31, 1995.

4.3  ACCESS TO INFORMATION; CONFIDENTIALITY

     From the date hereof to the Effective Time, each party to this Agreement (for purposes of this Section 4.3, the "Disclosing Party") shall, and shall cause the officers, directors, employees, auditors and agents of the Disclosing Party to, afford the officers, employees and agents of any of the other parties to this Agreement (for purposes of this Section 4.3, the "Receiving Party") complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Disclosing Party and shall furnish the Receiving Party with all financial, operating and other data and information as the Receiving Party, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, upon request the Disclosing Party shall provide the Receiving Party with monthly and other financial statements of the Disclosing Party as they become available internally at the Disclosing Party, all of which financial statements shall fairly present the financial position and results of operations of the Disclosing Party as of the dates and for the periods therein specified. No investigation pursuant to this Section 4.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Mutual Confidential Disclosure Agreement between Targeted and the Company entered into as of January 22, 1996 (the

"Confidentiality Agreement"), which shall be deemed terminated without any further action by the parties hereto at the Effective Time.

4.4  NO ALTERNATIVE TRANSACTIONS

     Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Targeted promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Targeted, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

4.5  NOTIFICATION OF CERTAIN MATTERS

     Each party to this Agreement shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.5 shall not limit or otherwise affect the remedies available to any party hereunder.

4.6  FURTHER ACTION; REASONABLE BEST EFFORTS

     Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its commercially reasonable best efforts to take all such action. No party to this Agreement will take any action that would result in disqualification of the Merger as a tax-free reorganization under Section 368(a) of the Code. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further action necessary or desirable to carry out the purposes of this Agreement to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Targeted Common Stock to the Stockholders pursuant to the terms and conditions hereof.

4.7  PUBLICITY

     Targeted and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultations, except as may be required by law or any listing agreement with the Nasdaq Stock Market.

4.8  REGISTRATION STATEMENT

     (a) Targeted shall (i) prior to the first anniversary of the Effective Date, prepare and file with the SEC a registration statement (the "Registration Statement") covering the sale (subject to Section 4.17 hereof), on the Nasdaq National Market, of fifty percent (50%) of the shares of Targeted Common Stock issued as the Merger Consideration and (ii) use its commercially reasonable best efforts, subject to receipt of necessary information from the Stockholders, to cause the Registration Statement to become effective on or before the first anniversary of the Effective Date and to remain effective (subject to the provisions of Section 4.8(b) hereof) for a period ending twenty-four (24) months after the Effective Date. If for any reason the Registration Statement shall not become effective prior to the expiration of the two (2) week period beginning on the first anniversary of the Effective Date, Targeted shall pay as liquidated damages to the Stockholders an aggregate amount in cash of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding any other provision in this Agreement, such payment shall be the Stockholders' exclusive remedy for any damages relating to any delay in the effective date of the Registration Statement.

     (b) Upon written notice given to the Stockholders, Targeted may elect to suspend the use of the prospectus forming part of the Registration Statement (i) by any Stockholder, upon the failure of such Stockholder to provide information necessary in order to make the prospectus true, complete and correct in all material respects as to sales by such Stockholder or (ii) for additional periods that do not in the aggregate exceed sixty (60) days during the course of the calendar year (each sixty (60) days is hereinafter referred to as a "Suspension Period") as a result of business developments or other transactions involving Targeted the existence of which would make the Registration Statement inaccurate or misleading in any material respect. Targeted agrees in good faith to seek to minimize any need to invoke the provisions of this Section 4.8(b). The Stockholders hereby covenant that they will not sell any Targeted Common Stock pursuant to such prospectus during the period commencing at the time at which Targeted gives the Stockholders written notice of such suspension and ending at the earliest to occur of any of the following: (i) seventy-two (72) hours after the time at which the aforementioned business developments or other transactions are disclosed by Targeted to the public generally, if the Stockholders first make written inquiry to Targeted, and Targeted does not respond within forty-eight (48) hours of such inquiry as to whether the matter disclosed was the reason for suspending the prospectus; (ii) the time Targeted gives the Stockholders written notice that the Stockholders may thereafter effect sales pursuant to such prospectus; or (iii) the completion of a Suspension Period.

4.9  BOARD OF DIRECTORS

     Promptly following the Closing, the Board of Directors of Targeted (the "Board") shall appoint Austin M. Long, III and Martin P. Sutter to the Board. Targeted shall have no commitment to maintain either such Board seat beyond the initial term for which either of such individuals may be elected by the shareholders of Targeted.

4.10  CONSULTING AGREEMENTS; SCIENTIFIC ADVISORY BOARD; CLINICAL ADVISORY BOARD

     Each of Targeted and the Company shall use its commercially reasonable best efforts to obtain (a) consulting agreements between Targeted and each of Drs. Leaf Huang and Mien-Chie Hung (the "Consulting and Scientific Advisory Board Agreements"), each such agreement to be substantially in the form attached hereto as Exhibit 4.10, and pursuant to which, among other things, such individuals shall agree to provide consulting services to Targeted, at their current compensation levels, for a term of five (5) years, subject to Targeted's right to terminate any such agreement after four (4) years, and to serve as members of Targeted's Scientific Advisory Board, and (b) the commitment of Dr. Gabriel Lopez-Berestein to serve as a member of a Clinical Advisory Board to be established by Targeted no later than December 31, 1996.

4.11  SEVERANCE AGREEMENTS

     (a) Except as may be agreed to by Targeted, the Company shall not enter into any agreement, plan or arrangement covering any director, officer or employee of the Company that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement upon the termination of such individual's employment with the Company.

     (b) Neither Targeted nor the Surviving Corporation shall be under any obligation to employ any employee of the Company; provided, however, that each employee of the Company will be asked to continue employment for at least three
(3) months following the Effective Date (the "Transition Period"). Upon the expiration of the Transition Period, if such employee is not offered employment beyond the Transition Period, Targeted shall make severance payments to such employee equal to six (6) months' base salary at the rate in effect for such terminated employee as of the Effective Date.

4.12  CONVERSION OF OUTSTANDING BRIDGE LOAN

     The Company shall use its commercially reasonable best efforts to cause the loans described on Schedule 2.3(c)(ii) to the Company Disclosure Memorandum (the "Bridge Loans") attached hereto to be converted into shares of Company Common Stock on or before the Effective Date.

4.13  DEVELOPMENT OF TECHNOLOGY

     Targeted or its licensee shall use its commercially reasonable best efforts to develop (a) the E1A product consistent with the provisions of the Option Agreement, dated December 28, 1995, and the Outline of Principal Terms dated February 22, 1996, for development of the E1A product in Europe, (including continuing the current collaborative relationships, at current levels of funding, with Drs. Leaf Huang and Mien-Chie Hung for a period of not less than four (4) years; provided, however, that if either of such individuals shall terminate his Consultant and Scientific Advisory Board Agreement prior to the end of such four (4) year term, Targeted shall be entitled to discontinue all such funding) and (b) the nucleic acid-based CML product (including continuing the current collaborative relationship, at current levels of funding, with Dr. Gabriel Lopez-Berestein for a period of not less than four (4) years). Notwithstanding the foregoing, if Targeted shall decide after the Effective Time to discontinue commercial development of the CML product, it shall seek to negotiate a sublicensing agreement with a third party with respect thereto; provided however, that upon the first anniversary of the determination to discontinue such commercial development, if Targeted shall have failed to procure a sublicensing agreement, it shall negotiate a return of the rights to develop the CML product to the University of Texas.

4.14  SURVIVAL OF INDEMNIFICATION

     To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company with respect to their activities as such prior to the Effective Time, as provided in the Company's Certificate of Incorporation or Bylaws, or any agreement in effect in respect of the Company, in each case as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect in accordance with the terms of any such arrangement.

4.15  COMPANY STOCKHOLDERS' MEETING; TARGETED SHAREHOLDERS' MEETING

     (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable for the purpose of considering and taking action on this Agreement (the "Company Stockholders' Meeting"), (ii) include in such notice the recommendation of the Board of Directors that the Stockholders approve and adopt this Agreement and the transactions contemplated hereby, and (iii) use its commercially reasonable best efforts to obtain such approval and adoption. Except as provided by applicable law, the Company shall not postpone, adjourn or otherwise reschedule the date of the Company Stockholders' Meeting without the prior written consent of Targeted.

     (b) Targeted, acting through its Board of Directors, shall, in accordance with applicable law and Targeted's Articles of Incorporation and Bylaws, (i) with the cooperation of the Company, prepare and file with the SEC a proxy statement in connection with the Merger, (ii) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of considering and taking action on this Agreement, (iii) include in such notice the recommendation of the Board of Directors that the shareholders approve and adopt this Agreement and the transactions contemplated hereby, and
(iv) use its commercially reasonable best efforts to obtain such approval and adoption.

4.16  PRIVATE PLACEMENT MEMORANDUM

     As promptly as practicable following the execution of this Agreement, Targeted shall prepare for delivery to each of the Stockholders, a private placement memorandum relating to the issuance of the Merger Consideration (the "Private Placement Memorandum"). The Private Placement Memorandum shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in the Private Placement Memorandum not misleading.

4.17  LOCK UP AGREEMENTS

     The Company shall use its commercially reasonable best efforts to cause each Stockholder to execute a Lock Up Agreement (the "Lock Up Agreement") pursuant to which such Stockholder shall agree not to sell or otherwise transfer or dispose of any Targeted Common Stock received in the Merger during the thirty
(30) month period beginning with the Effective Date; provided, however, that such shares of Targeted Common Stock shall be released from the restrictions of the Lock Up Agreement in increments of twenty percent (20%) for each full six
(6) month period following the Effective Date; provided further, that the last installment of twenty percent (20%) of the shares of Targeted Common Stock to be released from such Lock Up Agreement shall include all of the Escrowed Shares (as defined in Section 8.5.1 hereof). Upon issuance of any Additional Consideration after shares have been released from the restrictions of the Lock Up Agreements, twenty percent (20%) of the shares issued as Additional Consideration shall be immediately released from the restrictions of the Lock Up Agreements for each full six (6) month period which shall have elapsed since the Effective Date.

4.18  INVESTOR QUESTIONNAIRE

     The Company shall use its commercially reasonable best efforts to cause each Stockholder to execute and deliver to Targeted an investor questionnaire in the form of Exhibit 4.18 hereto.

              ARTICLE V -- CONDITIONS PRECEDENT TO OBLIGATIONS OF
                            ACQUISITION AND TARGETED

     The obligations of Acquisition and Targeted to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Targeted:

5.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company contained herein (including applicable Exhibits or Schedules to the Company Disclosure Memorandum) shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the Closing Date as though made on that date.

5.2  PERFORMANCE OF AGREEMENTS

     The Company shall have performed, in all material respects, all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by the Company at or before the Closing.

5.3  OPINIONS OF COUNSEL FOR THE COMPANY

     Targeted shall have received (a) the opinion letter of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3 and (b) an opinion from Morgan & Finnegan, L.L.P., patent counsel for the Company, concerning the effect, if any, of this Agreement on the rights granted to the Company by the agreements listed in "Licensing and Related Agreements" of Schedule 2.10.

5.4  COMPANY STOCKHOLDER APPROVAL

     The holders of Company Common Stock and the holders of Company Preferred Stock shall have duly and validly approved the Merger by a vote in accordance with Delaware Law and all other applicable laws and regulations and the Company's Certificate of Incorporation and Bylaws.

5.5  TARGETED SHAREHOLDER APPROVAL

     The shareholders of Targeted shall have duly and validly approved the issuance of the Targeted Common Stock to be issued in connection with the Merger by a vote in accordance with all applicable laws and regulations.

5.6  RESIGNATIONS

     Targeted shall have received copies of resignations effective as of the Closing Date of all persons who are officers or directors of the Company immediately prior to the Effective Time.

5.7  TERMINATION OF AGREEMENTS

     (a) The Company shall have terminated that certain employment agreement between the Company and Martin H. Lindenberg dated as of February 24, 1994, without liability to the Company other than the payment of severance benefits pursuant to the terms of such agreement.

     (b) The Company shall have terminated each of the agreements set forth on
Exhibit 5.7 hereof without liability to the Company and, with respect to the Targeted Common Stock to be issued in the Merger, shall have received written waivers of any repurchase obligations, rights of first refusal or other similar provisions existing in favor of any of the Stockholders.

5.8  COMPLIANCE CERTIFICATE

     Targeted shall have received a certificate of the Company, executed by its President and the Treasurer, dated the Closing Date, in form and substance satisfactory to Targeted, certifying that the conditions to the obligations of Targeted and Acquisition have been fulfilled.

5.9  APPROVALS AND CONSENTS

     All transfers of permits or licenses, and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

5.10  PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

     All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, shall have been approved by Targeted's counsel (which approval shall not be unreasonably withheld), and Targeted shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Targeted, as to the authenticity and effectiveness of the actions of the Board of Directors and Stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and such other documents as are specified by Targeted's counsel.

5.11  COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Targeted or the Company is subject.

5.12  LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

5.13  TAX-FREE REORGANIZATION

     Targeted shall have received an opinion of Perkins Coie that the Merger will constitute a reorganization under Section 368(a)(1) and (a)(2)(E) of the Code and that neither Targeted nor Acquisition will recognize any gain or loss with respect to the Merger. Such opinion will be based on certain representations and warranties contained in a certificate supplied by Targeted and the Company and certain significant Stockholders.

5.14  DELIVERY OF AUDITED FINANCIAL STATEMENTS

     The Company shall have delivered to Targeted balance sheets, statements of income and expense, statements of cash flow, and statements of stockholders' equity of the Company as of and for the fiscal year ended December 31, 1995, as audited by, and together with the report of, Arthur Andersen & Co., independent certified public accountants. Stockholders' equity and net working capital, as reflected in the unaudited balance sheet as of December 31, 1995, shall not be materially different from stockholders' equity and net working capital, reflected in the unaudited financial statements as of and for the fiscal year ended December 31, 1995.

5.15  EXERCISE OR CANCELLATION OF OPTIONS AND WARRANTS

     All Options and Warrants shall have been exercised in full or canceled without liability to the Company.

5.16  CONSULTING AGREEMENTS; ADVISORY BOARDS

     Targeted shall have received (a) executed Consulting and Scientific Advisory Agreements from Drs. Leaf Huang and Mien-Chie Hung, and (b) the commitment of Dr. Gabriel Lopez-Berestein to serve as a member of a Clinical Advisory Board to be established by Targeted by December 31, 1996.

5.17  BRIDGE LOANS

     (a) The Company shall have received from the holders of the Bridge Loans an aggregate amount in cash equal to Five Hundred Fifty Thousand Dollars ($550,000), which amount shall be added to the outstanding balance of the Bridge Loans prior to the conversion of such loans into shares of Company Common Stock.

     (b) The Bridge Loans (including the amount described in Section 5.17(a) hereof) shall have been converted into shares of Company Common Stock.

5.18  UNIVERSITY OF TENNESSEE LICENSE AGREEMENT

     The Company shall have obtained the written agreement, which shall be reasonably satisfactory to Targeted, of the University of Tennessee Research Corporation ("UTRC") that will resolve any and all outstanding contract issues between UTRC, the Company and Aronex Pharmaceuticals, Inc.

               ARTICLE VI -- CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

     The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Targeted and Acquisition contained herein shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the Closing Date as though made on that date.

6.2  PERFORMANCE OF AGREEMENTS

     Targeted and Acquisition shall have performed, in all material respects, all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or before the Closing.

6.3  OPINION OF COUNSEL

     The Stockholders shall have received the opinion letter of Perkins Coie, counsel for Targeted and Acquisition, dated the Closing Date, substantially in the form attached hereto as Exhibit 6.3.

6.4  COMPLIANCE CERTIFICATE

     The Company shall have received a certificate of Targeted, executed by an officer of Targeted, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Company have been fulfilled.

6.5  LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

6.6  APPROVALS AND CONSENTS

     All transfers of permits or licenses, and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

6.7  COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Targeted or the Company is subject.

6.8  TAX-FREE REORGANIZATION

     The Company shall have received an opinion of Mayor, Day, Caldwell & Keeton, L.L.P. that the Merger will constitute a reorganization under Section 368(a)(1) and (a)(2)(E) of the Code, that the Company will not recognize any gain or loss and that the Stockholders will recognize no gain or loss with respect to shares of Company Common Stock converted into the Merger Consideration, except with respect to cash received in lieu of fractional shares of Targeted Common Stock and a portion of the Additional Consideration representing imputed interest under the Code. Such opinion will be based on certain representations and warranties by Targeted and the Company, and certain significant Stockholders.

6.9  TARGETED SHAREHOLDER APPROVAL

     The shareholders of Targeted shall have duly and validly approved the issuance of the Targeted Common Stock to be issued in connection with the Merger by a vote in accordance with all applicable laws and regulations.

6.10  PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

     All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, shall have been approved by the Company's counsel (which approval shall not be unreasonably withheld), and the Company shall have received a certificate of the Secretary of Targeted and a certificate of the Secretary of Acquisition, in form and substance satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors and shareholders of Targeted and the Board of Directors and stockholder of Acquisition authorizing the Merger and the transactions contemplated by this Agreement and such other documents as are specified by the Company's counsel.

                ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER

7.1  TERMINATION

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Stockholders of the Company):

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Targeted;

          (b) by either the Company or Targeted, if the Merger has not been consummated by June 30, 1996; provided, however, that the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either the Company or Targeted, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Targeted, Acquisition or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this paragraph (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

          (d) by the Company, in the event of a material breach by Targeted of any representation, warranty or agreement contained herein which has not been cured or is not curable by the Effective Date;

          (e) by Targeted, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by the Effective Date;

          (f) by Targeted, in the event the Company's Stockholders fail to approve the Merger; or

          (g) by the Company, in the event Targeted's shareholders fail to approve the issuance of Targeted Common Stock pursuant to the Merger.

7.2  EFFECT OF TERMINATION

     (a) Except as specifically provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

     (b) If Targeted shall terminate this Agreement pursuant to Section 7.1(e) or 7.1(f) hereof, the Company shall pay a fee of Three Hundred Fifty Thousand Dollars ($350,000) to Targeted.

     (c) If the Company shall terminate this Agreement pursuant to Section 7.1(d) or 7.1(g) hereof, Targeted shall pay a fee of Three Hundred Fifty Thousand Dollars ($350,000) to the Company.

7.3  AMENDMENT

     This Agreement may be amended by Targeted and the Company at any time prior to the Effective Time; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock and Preferred Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by Targeted, Acquisition and the Company.

7.4  WAIVER

     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION

8.1  SURVIVAL

     All representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of one (1) year, and, except as set forth in Section 8.3(e) hereof, shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section
6.4 hereof. The covenants and agreements contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2  INDEMNIFICATION

     (a) Subject to Section 8.3 hereof, from and after the Closing Date, the Stockholders shall jointly and severally indemnify and hold Targeted and its officers, directors and affiliates (the "Targeted Indemnified Parties") harmless from and against, and shall reimburse the Targeted Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including, but not limited to, any legal or accounting fees or expenses) ("Losses") arising out of or in connection with:

          (i) any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered pursuant hereto or thereto; and

          (ii) any failure by the Company to perform or comply, in whole or in part, with any covenant or agreement in this Agreement, except as provided in Section 8.3(d) hereof.

     (b) Subject to Section 8.3 hereof, from and after the Closing Date, Targeted shall indemnify and hold the Stockholders and their affiliates (the "Stockholder Indemnified Parties," together with the Targeted Indemnified Parties, the "Indemnified Parties") harmless from and against, and shall reimburse the Stockholder Indemnified Parties for Losses arising out of or in connection with:

          (i) any breach of any representation or warranty made by Targeted in this Agreement or in any certificate delivered pursuant hereto or thereto; and

          (ii) any failure by Targeted to perform or comply, in whole or in part, with any covenant or agreement in this Agreement, except as provided in Section 8.3(d) hereof.

8.3  THRESHOLD AND LIMITATIONS

     (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Losses until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed One Hundred Fifty Thousand Dollars ($150,000) (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses.

     (b) In no event shall the liability of any of the Stockholders hereunder for Losses incurred by Targeted Indemnified Parties exceed an amount equal to such Stockholder's pro-rata interest in the escrow.

     (c) In no event shall the liability of Targeted hereunder for Losses incurred by Stockholder Indemnified Parties exceed, in the aggregate, Two Million Dollars ($2,000,000).

     (d) No claim for indemnification may be made by an Indemnified Party if notice of such claim is made under Section 8.4(a) or Section 8.4(d) after one year from the Effective Date.

     (e) If any Indemnified Party has actual knowledge of the breach of this Agreement by another party at or prior to the Closing Date and fails to notify the breaching party of such breach in writing at or prior to the Closing Date, the party with such actual knowledge shall be deemed to have waived all rights of indemnification with respect to such breach.

8.4  PROCEDURE FOR INDEMNIFICATION

     (a) A Targeted Indemnified Party shall notify Austin M. Long III and Martin
P. Sutter as representatives for the Stockholders (the "Representatives"), and a Stockholder Indemnified Party shall notify Targeted, in writing reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Representatives or Targeted, as the case may be, shall not relieve the indemnifying party of any obligation or liability that they may have to the Indemnified Party except to the extent that the Representatives or Targeted, as the case may be, demonstrate that the indemnifying party's ability to defend or resolve such Third Party Claim is adversely affected thereby.

     (b)(i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Representatives or Targeted, as the case may be, shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the sole expense of the Representatives or Targeted, as the case may be, in which case the provisions of Section 8.4(b)(ii) hereof shall govern.

     (ii) The Representatives or Targeted, as the case may be, shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Representatives or Targeted, as the case may be, shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) in the case of indemnification by the Stockholders, Targeted shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Targeted or the business conducted by the Company. The Indemnified Party shall cooperate with the Representatives or Targeted, as the case may be, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     (c)(i) If the Representatives or Targeted, as the case may be, do not give written notice to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim of the election by the Representatives or Targeted, as the case may be, to assume the defense or handling of such Third Party Claim, the provisions of Section 9.4(c)(ii) hereof shall govern.

     (ii) The Indemnified Party may, at the expense of the Representatives or Targeted, as the case may be, (which shall be paid from time to time by such party or parties as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Representatives or Targeted, as the case may be, timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Representatives or Targeted, as the case may be, which consent shall not be unreasonably withheld. If the

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

Indemnified Party defends or handles such Third Party Claim, the Representatives or Targeted, as the case may be, shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the Representatives or Targeted, as the case may be, in writing ninety (90) days after its discovery of facts upon which it intends to base its claim for indemnification hereunder, but the failure or delay so to notify the Representatives or Targeted, as the case may be, shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the Representatives or Targeted, as the case may be, demonstrate that the ability to defend or resolve such claim is adversely affected thereby.

     (e) The Indemnified Party may notify the Representatives or Targeted, as the case may be, of a claim even though the amount thereof plus the amount of other claims previously notified by the Indemnified Party aggregate less than the Threshold.

8.5  ESCROW

     8.5.1  ESCROWED SHARES

     At the Effective Time, the Stockholders shall be deemed to have pledged three hundred sixty three thousand six hundred thirty six (363,636) shares of the aggregate Common Equivalent Closing Consideration ("Escrowed Shares") to Targeted as the sole and exclusive mechanism (subject to the provisions of Section 8.6 hereof) to satisfy potential claims for indemnification by Targeted and its affiliates under this Article VIII. Any liability of the Stockholders for indemnification under this Article VIII will be set off against the Escrowed Shares.

     8.5.2  PLEDGE

     The Escrowed Shares (which shall include for purposes of this Section 8.5 any distributions accrued or made thereon after the date of this Agreement and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving Targeted) shall be deemed as of the Effective Time to be pledged by the Stockholders to, and shall be held by, Targeted pursuant to this Agreement. The Stockholders shall deliver to Targeted at the Closing appropriate stock powers endorsed in blank and such other documentation as Targeted may reasonably prescribe to carry out the purposes of this Section 8.5. So long as any Escrowed Shares are held by Targeted hereunder, Targeted shall have, and the Stockholders hereby grant, effective as of the Effective Time, a perfected, first-priority security interest in such Escrowed Shares to secure payment of amounts payable by the Stockholders in respect of indemnification claims for any Losses.

     8.5.3  RELEASE OF ESCROWED SHARES

     Targeted shall hold the Escrowed Shares in accordance with this Agreement and shall transfer the Escrowed Shares only as follows:

          (a) Escrowed Shares shall be retransferred to Targeted in respect of indemnification claims made by Targeted under this Article VIII when, and to the extent, authorized under Section 8.5.4 hereof.

          (b) On the Escrow Termination Date (as defined below), any Escrowed Shares then remaining pledged to Targeted (which shall exclude shares re-retransferred to Targeted under Section 8.5.3(a)) shall be released to the Stockholders pro rata in accordance with their percentage ownership of the Escrowed Shares.

     Except as otherwise set forth in Section 8.5.4 hereof, for purposes of this Agreement, the "Escrow Termination Date" shall mean the date one year after the Effective Date.

     8.5.4  CLAIMS PROCEDURE

     The procedure for payment from the Escrowed Shares of indemnification amounts to which Targeted or other Indemnified Parties may become entitled under this Article VIII shall be as follows:

          (a) Subject to the limitation that written notice of any claim for indemnification hereunder must be given to the Representatives not later than the Escrow Termination Date, from time to time as Targeted determines that it or another Indemnified Party is entitled to an indemnification payment under this Article VIII, Targeted may give written notice of the claim for a Loss to the Representatives describing in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the claim is based. Such loss or claim must be reasonably likely to be incurred or asserted at the time such notice is given.

          (b) If Targeted has not received written objection to a claim for a Loss in accordance with Section 8.5.4(a) from the Representatives within thirty (30) days after notice of such claim is delivered (the "Response Period"), the claim stated in such notice shall be deemed, for purposes of delivering Escrowed Shares to Targeted, to be approved by the Representatives, and Targeted shall promptly thereafter transfer to the Indemnified Party from the Escrowed Shares an amount of Escrowed Shares equal in value to the amount of such claim. The Escrowed Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the last reported sale price of Targeted's Common Stock on the Nasdaq National Market on the date the notice of claim was delivered.

          (c) If within the Response Period Targeted shall have received from the Representatives a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "Open Claim," and Targeted shall reserve within the Escrowed Shares an amount of Escrowed Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Escrowed Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the average of the last reported sale price of Targeted Common Stock on the Nasdaq National Market over the twenty (20) trading days preceding such written objection. The number of Escrowed Shares included in the Claim Reserve Amount shall be increased or reduced, as the case may be, on a quarterly basis based on the average of the last reported sale prices of Targeted Common Stock on the Nasdaq National Market over the then preceding twenty (20) trading days.

          (d) The Claim Reserve Amount for each Open Claim shall be transferred by Targeted from the Escrowed Shares only in accordance with either (i) a mutual agreement among Targeted and the Representatives, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim, except that on the Escrowed Termination Date all Escrowed Shares not previously distributed or then required to be distributed to Targeted in accordance with this Section 8.5 shall be released to the Stockholders pro rata in accordance with Schedule 2.4(b) to the Company Disclosure Memorandum, whether or not all Open Claims have then been resolved.

     8.5.5  VOTING

     The Escrowed Shares shall be held of record by the Stockholders, who shall have full right to vote the Escrowed Shares on all matters coming before the shareholders of Targeted.

     8.5.6  MERGER OR RECAPITALIZATION

     In the event of any merger or recapitalization or similar transaction involving Targeted prior to the time when all Escrowed Shares have been transferred or released in accordance with the terms of this Section 8.5, such Escrowed Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Targeted Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Escrowed Shares and shall otherwise become subject to this Agreement in lieu of such shares of Targeted Common Stock. If as a result of any such transaction the shareholders of Targeted immediately before the transaction will not own in excess of fifty percent (50%) of the

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

voting capital stock of Targeted immediately after the transaction, the Escrow Termination Date shall be deemed to be the closing date of such transaction and the Escrowed Shares shall be retransferred to Targeted or released to the Stockholders, as the case may be, as provided herein.

     8.5.7  TAXATION OF DIVIDENDS

     Each Stockholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Escrowed Shares shall be income of the Stockholders.

     8.5.8  DISPOSITION OF ESCROWED SHARES

     Subject to the provisions of Section 5.15 of this Agreement, upon delivery of written instructions to Targeted, a Stockholder may elect to sell some or all of such Stockholder's Escrowed Shares. The instructions shall specify the number of Escrowed Shares to be sold and shall consist of a written direction to Targeted to deliver to the broker executing such sale, as specified in such instructions, (i) certificates representing the Escrowed Shares to be sold, (ii) stock powers, endorsed in blank in proper form for transfer, for such Escrowed Shares, (iii) an irrevocable order (not a limit order or other order imposing restrictions or conditions on the sale) to such broker to sell such Escrowed Shares at the market, and (iv) written instructions to Targeted and the broker executing such sale to deliver the net proceeds of such sale directly to Targeted for deposit into escrow in accordance with this Agreement. Such instructions shall include a specific direction to Targeted to invest the net proceeds received upon any such sale in specified securities in one or more of the following categories: (w) investment grade United States municipal obligations, (x) direct obligations of the United States government or agencies thereof, (y) investment grade United States corporate bonds, or (z) rated no load mutual funds consisting of one or more of the foregoing categories of securities. Returns on such investments shall be added to the proceeds held in escrow.

8.6  REMEDIES

     The indemnification provisions of this Article VIII are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on fraud in the inducement or a similar theory (including, without limitation, claims based upon Rule 10b-5 under the Securities Exchange Act of 1934, as amended), and provided that nothing in this Agreement shall preclude a Stockholder from seeking any remedy otherwise available to such Stockholder as a shareholder of Targeted. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                             ARTICLE IX -- GENERAL

9.1  EXPENSES

     Regardless of whether the transactions contemplated by this Agreement are consummated each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.2  NOTICES

     Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated

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

by such a notice. The effective date of any notice or request shall be the date of personal delivery, four (4) days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

     TO TARGETED OR ACQUISITION:

        Targeted Genetics Corporation
        1100 Olive Way, Suite 100
        Seattle, Washington 98101
        Fax: (206) 521-7872
        Attention: Chief Executive Officer

     with a copy to:

        Perkins Coie
        1201 Third Avenue, 40th Floor
        Seattle, Washington 98101-3099
        Fax: (206) 583-8500
        Attention: Stephen M. Graham

     TO THE COMPANY:

        RGene Therapeutics, Inc.
        2170 Buckhorne Place, Suite 230
        The Woodlands, Texas 77380
        Fax: (713) 367-1661
        Attention: President

     with a copy to:

        Mayor, Day, Caldwell & Keeton
        700 Louisiana
        Nations Bank Building, 19th Floor
        Houston, Texas 77002
        Fax: (713) 225-7047
        Attention: Richard Mayor

9.3  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

9.4  ENTIRE AGREEMENT

     This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.5  ASSIGNMENT

     This Agreement shall not be assigned by operation of law or otherwise, except that Targeted may assign all or any of its rights and obligations hereunder to any of its affiliates; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations, and further provided that any such assignment shall not change the consideration due to the Stockholders hereunder.

9.6  PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than the Stockholders upon consummation of the Merger) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7  HEADINGS

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8  COUNTERPARTS

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.9  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed in that state.

9.10  KNOWLEDGE

     "Knowledge," "Know," "best of Knowledge" and similar terms shall mean the actual knowledge, after a reasonable amount of investigation, of the most senior managerial employee of a party with responsibility for the matter as to which knowledge is imputed.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                          TARGETED GENETICS CORPORATION

                                          By /s/ H. STEWART PARKER
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

                                          TGC ACQUISITION CORPORATION

                                          By /s/ H. STEWART PARKER
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

                                          RGENE THERAPEUTICS, INC.

                                          By /s/ MARTIN H. LINDENBERG, M.D.
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

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